Exhibit 99.2

VOLUNTARY PREPAYMENT NOTICE

     Reference is made to the Credit and Guaranty Agreement, dated as of October 28, 2009 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Company”), certain Subsidiaries of Company, as borrowers (together with Company, “Borrowers”), certain Subsidiaries of Company, as Guarantors, the Lenders party thereto from time to time, and BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent.

     Pursuant to Section 2.9 of the Credit Agreement, Company, as Borrower Representative on behalf of Borrowers, desires to prepay some the Loans, each such prepayment to be effective as of 06/28/10:

Tranche 1A	Principal Prepayment Amount = $80,000,000
Payment Premium = $1,600,000
Total Payment = $81,600,000

Tranche 1B	Principal Prepayment Amount = $40,000,000
Payment Premium = $800,000
Total Payment = $40,800,000

Tranche 2	Principal Prepayment Amount = $180,000,000
Payment Premium = $3,600,000
Total Payment = $183,600,000

Date: June 23, 2010	CIT GROUP INC., as Borrower Representative

By: /s/ Glenn A. Votek
Name: Glenn A. Votek
Title: Executive Vice President & Treasurer